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                                                                     EXHIBIT 5.1


                     [Sachnoff & Weaver, Ltd. Letterhead]



                                (312) 207-1000


                                 July 17, 1997


Hyseq, Inc.
670 Almanor Avenue
Sunnyvale, California  94086

Gentlemen:

         We have acted as counsel to Hyseq, Inc., a Nevada corporation (the "Company"), in connection with the proceedings (the "Company Proceedings") taken and to be taken by the Company as contemplated in the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"), relating to the sale of up to 3,162,500 shares (the "Shares") of the Company's Common Stock, par value $.001 per share. We have examined the Registration Statement and the form of the Underwriting Agreement to be filed with the Commission as an exhibit to the Registration Statement (the "Underwriting Agreement"). In addition, we have reviewed such other documents and have made such further investigations as we have deemed necessary to enable us to express the opinion hereinafter set forth. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and conformity to authentic original documents of photostatic copies. We are members of the Bar of the State of Illinois only and we express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Nevada as specifically referenced in this opinion.

         Based upon and subject to the foregoing, we hereby advise you that in our opinion the Shares have been duly authorized by the Company and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                               Very truly yours,

                                               /s/ Sachnoff & Weaver, Ltd.

                                               SACHNOFF & WEAVER, LTD.